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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement Nos. 333-149319, 333-180243, 333-182996, 333-183560 and 333-183843 on Form S-3, Registration Statement Nos. 333-137311, 333-151428, 333-166893, 333-180099 and 333-183559 on Form S-8, and Registration Statement No. 333-181537 on Form S-4 of Halcón Resources Corporation of our report dated February 28, 2013, relating to the financial statements of Halcón Resources Corporation, and the effectiveness of Halcón Resources Corporation's internal control over financial reporting, appearing in this Annual Report on Form 10-K of Halcón Resources Corporation for the year ended December 31, 2012.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas
February 28, 2013

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM